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                                                                  EXHIBIT 10(aa)

                  RETIREMENT LIFE INSURANCE BENEFIT AGREEMENT

     This Agreement between, a corporation ("Employer"), and ("Employee"), witness that:

     WHEREAS, Employee has been a participant in a program (the "Insurance Benefit Program") pursuant to which the Employer agreed to pay to the Employee, commencing on the later of (i) the Employee's Normal Retirement Date or (ii), the date on which Employee became entitled to convert the insurance then in force on his/her life under the Employee's pre-retirement group term life insurance plan, certain designated percentages of the premium for the amount of pre-retirement group term life insurance which the Employee was entitled to convert (whether or not the Employee converted any, all, or none of such insurance) provided that, pursuant to such agreement, such payments would be made only if the Employee's employment with the Employer continued beyond his/her Normal Retirement Date or terminated by reason of retirement on or before said Normal Retirement Date; and

     WHEREAS, the Insurance Payment Program was terminated effective July 2,
2001;

     WHEREAS, Employer desires to continue providing a post-retirement life insurance benefit to each Employee eligible for and participating in the Insurance Payment Program at the time of its termination.

     NOW THEREFORE, in consideration of the foregoing premises and Employee's agreement to surrender all claims to any payments he/she might be entitled to under the former Insurance Payment Program, Employer and Employee agree as follows:

     1. Effective upon the later of the Employee's 65th birthday or his/her retirement date, Employer will purchase a term life insurance policy on the life of Employee issued by the Employer or one of its affiliates with a face amount equal to the percentage shown below of an amount equal to two times the Employee's salary and bonus earned in his/her final year of employment prior to retirement less $5,000; provided, however, that the face amount of such insurance policy shall not exceed $495,000.
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     Employee's Age Nearest Birthday                   Percentage of
          at Date of Retirement                        Benefit Amount
          ---------------------                        --------------

                   55                                         65
                   56                                         70
                   57                                         75
                   58                                         80
                   59                                         85
                   60                                         90
                   61                                         95
                   62 or over                                100

     2. Employee shall be the owner of the policy and shall, consistent therewith, be entitled to designate a beneficiary or beneficiaries thereunder, assign the policy, and exercise all other rights of ownership. Employee hereby irrevocably authorizes and directs the Employer to pay all premiums, as they become due, directly to the issuer of the policy. If for any reason the Employee cancels or terminates the policy, the Employer's obligations hereunder shall terminate.

     3. This Agreement is not assignable by either party, except by operation of law.

     4. This Agreement shall be governed by the law of the State of 4, except to the extent preempted under federal law.

     5. This Agreement shall supersede and replace the former Insurance Payment Program. By executing this Agreement, Employee surrenders all claims to any payments he/she might be entitled to receive under the former Insurance Payment Program.

     6. Employee understands and acknowledges that he/she may owe income taxes annually on the cost of coverage once such coverage becomes effective. The Employer shall determine the amount that is includable each year in the Employee's gross income, and report such amount as required by law.

In witness whereof, this Agreement has been executed on this ___ day of August, 2001.
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                                        By:__________________________

Assistant Secretary                     Its:_________________________



Witness                                 Employee